Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Gene Logic Inc. of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Gene Logic Inc., Gene Logic Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gene Logic Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statements on Form S-8:

Name	Registration Number	Date Filed

1997 Equity Incentive Plan
Employee Stock Purchase Plan
1997 Non-Employee Directors' Stock
Option Plan	333-53083	May 20, 1998
Employee Stock Purchase Plan
1997 Non-Employee Directors' Stock
Option Plan	333-80931	June 17, 1999
1997 Equity Incentive Plan
Employee Stock Purchase Plan	333-44562	August 25, 2000
1997 Equity Incentive Plan
Employee Stock Purchase Plan
1997 Non-Employee Directors' Stock
Option Plan	333-92080	July 8, 2002
1997 Equity Incentive Plan
Employee Stock Purchase Plan	333-107096	July 16, 2003

/s/ ERNST & YOUNG LLP ——————————————

Baltimore, Maryland
March 11, 2005